UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana (Address of principal executive offices)		47006-8835 (Zip Code)

(812) 934-7777 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 5, 2015, Hill-Rom Holdings, Inc. (the “Corporation”) announced its earnings for the second quarter ended March 31, 2015.    In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

In the announcement, the Corporation uses various non-GAAP measures, including adjusted income before taxes, income tax expense and diluted earnings per share results, because it uses these measures internally for planning, forecasting and evaluating the performance of the business.  In addition, the Corporation analyzes net revenue on a constant currency basis to better measure the comparability of results between periods.  The Corporation believes that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.  These measures should not, however, be considered in isolation, as a substitute for, or as superior to measures of financial performance prepared in accordance with GAAP.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release, dated May 5, 2015, issued by the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: May 5, 2015	By:	/s/ Steven J. Strobel
	Name:	Steven J. Strobel
	Title:	Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated May 5, 2015, issued by the Corporation.